UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

DREW INDUSTRIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-13646	13-3250533

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3501 County Road 6 East, Elkhart, Indiana		46514

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(574) 535-1125

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Drew Industries Incorporated was held on May 26, 2016. The total shares outstanding on the record date, April 1, 2016, were 24,504,034. The total shares represented at the meeting in person or by proxy were 22,663,174. The following matters were voted upon:

(1)    To elect a Board of ten Directors:

	For	Withheld	Broker Non-Votes
James F. Gero	17,369,648	4,143,907	1,149,619
Leigh J. Abrams	10,395,522	11,118,033	1,149,619
Frank J. Crespo	21,287,841	225,714	1,149,619
Brendan J. Deely	17,539,475	3,974,080	1,149,619
Tracy D. Graham	21,296,589	216,966	1,149,619
Frederick B. Hegi, Jr.	21,261,301	252,254	1,149,619
Jason D. Lippert	21,279,691	233,864	1,149,619
John B. Lowe, Jr.	17,518,165	3,995,390	1,149,619
Kieran M. O’ Sullivan	21,206,130	307,425	1,149,619
David A. Reed	17,523,242	3,990,313	1,149,619

(2)	To re-approve performance goals under the Drew Industries Incorporated Equity Award and Incentive Plan:

For	Against	Abstain	Broker Non-Votes
14,584,053	6,663,324	266,178	1,149,619

(3)	To approve, in advisory and non-binding vote, the compensation of the named executive officers:

For	Against	Abstain	Broker Non-Votes
15,928,048	5,318,417	267,090	1,149,619

(4)	To ratify the selection of KPMG LLP as independent auditors for the year ending December 31, 2016:

For	Against	Abstain	Broker Non-Votes
22,134,814	235,096	293,264	—

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREW INDUSTRIES INCORPORATED
(Registrant)

By: /s/ David M. Smith David M. Smith Chief Financial Officer

Dated: June 1, 2016

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